SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
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         14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             ROGERS CORPORATION
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                           [LOGO] ROGERS
                                  CORPORATION


    One Technology Drive/P.O. Box 188/Rogers, CT 06263-0188/860.774.9605



NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


The Annual Meeting of Stockholders of Rogers Corporation, a Massachusetts corporation, will be held on Thursday, April 25, 2002, at 10:30 A.M. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, for the following purposes:

1. To fix the number of and to elect a board of directors for the ensuing year.

2. To transact such other business as may properly come before the meeting.

Stockholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 1, 2002, the record date fixed by the board of directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly signing, dating and returning your proxy card in the enclosed pre-addressed, postage-paid return envelope. If your shares are registered in the name of a bank or brokerage firm, you may be able to vote your shares electronically over the internet or by telephone. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is voted.

We cordially invite you to attend the meeting.


By Order of the Board of Directors
Robert M. Soffer, Clerk
March 18, 2002

Proxy Statement

                           [LOGO] ROGERS
                                  CORPORATION

    One Technology Drive/P.O. Box 188/Rogers, CT 06263-0188/860.774.9605

March 18, 2002

We are providing you with this proxy statement in connection with the solicitation of proxies by the Board of Directors of Rogers Corporation for the Annual Meeting of Stockholders to be held on Thursday, April 25, 2002, at 10:30 A.M. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut.

If you are a stockholder of record as of the close of business on March 1, 2002, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 15,373,793 shares of capital stock, $1 par value per share, of Rogers were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any stockholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Clerk of Rogers, by executing a proxy with a later date, or by attending and voting at the meeting.

If you sign your proxy card, but do not give voting instructions, the proxy will be voted FOR fixing the number of directors for the ensuing year at nine and the election of the nominees to the board of directors shown on the next page under the heading "NOMINEES FOR DIRECTOR".

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the stock exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name to fix the size of the board and for the election of directors even if they do not receive instructions from the beneficial owners.

With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the nine highest number of votes will be elected, even if such votes do not constitute a majority of the votes cast.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Stockholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to this matter in accordance with the judgment of the persons named as proxies.

This proxy statement and the accompanying proxy are first being mailed to you on or about March 20, 2002. In addition, we are enclosing a copy of our 2001 annual report.

Proposal 1: Election of Directors

The directors of Rogers are elected annually and hold office until the next Annual Meeting of Stockholders and thereafter until their successors have been elected and qualified. The board of directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the board of directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the April 2001 Annual Meeting of Stockholders.

NOMINEES FOR DIRECTOR


                           Age/Year
                         First Became
Name                       Director       Principal Occupations During the Past Five Years and Other Directorships
------------------------------------------------------------------------------------------------------------------

Leonard M. Baker          67 / 1994       Retired (as of December 2001) Senior Vice President, Chief Technical
                                          Officer, June 2000 to December 2001 and prior to that Vice President
                                          Technology, Praxair, Inc.

Harry H. Birkenruth       70 / 1964       Retired (as of June 1998) Chairman, March 1997 to June 1998, and prior to that President, Chief Executive Officer, Rogers Corporation;
                                          Director: Instrument Manufacturing Co., Inc.

Walter E. Boomer          63 / 1997       President, Chief Executive Officer, Rogers Corporation since March 31,
                                          1997; President, Babcock & Wilcox Power Generation Group, a subsidiary of McDermott International, Inc., and Executive Vice President and
                                          prior to that Senior Vice President of McDermott International, Inc.
                                          1994 to 1996 and prior to that a General in the U.S. Marine Corps from
                                          1986; Director: Baxter International, Inc. and Cytyc Corporation

Edward L. Diefenthal      59 / 1998       Vice Chairman and Chief Executive Officer, Director, Southern
                                          Holdings, Inc.

Gregory B. Howey          59 / 1994       President, Director, Okay Industries, Inc.; Director: American
                                          Financial Holdings, Inc.

Leonard R. Jaskol         64 / 1992       Retired (as of December 1998) Chairman, Chief Executive Officer,
                                          Director, Lydall, Inc.; Director: Eastern Enterprises until November
                                          2000

Eileen S. Kraus           63 / 2001       Retired (as of July 2000) Chairman, Fleet National Bank - Connecticut,
                                          a subsidiary of FleetBoston Financial Corporation; Director: Kaman
                                          Corporation and The Stanley Works

William E. Mitchell       58 / 1994       Executive Vice President since September 2001 and Vice President,
                                          March 1999 to August 2001, Solectron Corporation and President,
                                          Solectron Global Services, Inc. since March 1999; Chairman, May 1997 to February 1999, Chief Executive Officer, June 1996 to February 1999,
                                          President, Chief Operating Officer, September 1995 to May 1996,
                                          Director, Sequel, Inc.

Robert G. Paul            60 / 2000       President, Chief Executive Officer, Director, Allen Telecom Inc.

The board of directors recommends a vote FOR fixing the number of directors for the ensuing year at nine and the election of the above named nominees.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers capital stock as of March 1, 2002, by each of the current directors, the executive officers named in the Summary Compensation Table (the "Named Executive Officers") and by all directors and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.


                                                      Beneficial Ownership
                                                    -------------------------        Total
                                                      Total         Percent          Stock
Name of Person or Group                             Shares(1)     of Class(2)     Interest(3)
---------------------------------------------------------------------------------------------

Leonard M. Baker                                       33,069         *               33,069
Harry H. Birkenruth                                   189,212        1.22            190,261
Walter E. Boomer                                      164,029        1.06            173,095
Edward L. Diefenthal                                   24,071         *               24,071
Gregory B. Howey                                       32,020         *               37,032
Leonard R. Jaskol                                      39,917         *               44,381
Bruce G. Kosa (4)                                      73,286         *               73,286
Eileen S. Kraus                                         2,730         *                3,433
William E. Mitchell (4)                                26,096         *               26,096
Robert G. Paul                                         11,717         *               11,717
Frank H. Roland                                        20,742         *               22,200
Robert M. Soffer (4)                                   90,070         *               90,070
Robert D. Wachob (4)                                  234,445        1.51            234,445

All Directors and Executive Officers as a Group
 (14 persons)                                       1,005,472        6.21          1,027,224

<F1>  Represents the total number of currently owned shares and shares acquirable within 60 days of March 1, 2002 through the exercise of stock options. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Baker/26,034; Birkenruth/180,326; Boomer/145,004; Diefenthal/21,382; Howey/23,762; Jaskol/26,302; Kosa/51,000;
      Kraus/2,730; Mitchell/22,716; Paul/6,814; Roland/16,667;
      Soffer/60,546; Wachob/185,500; and the group of 14 individuals/816,316.
<F2>  Represents the percent of ownership of total outstanding shares of capital stock with the * indicating that the amount of ownership represents less than 1% of outstanding capital stock.
<F3>  Includes total beneficial ownership plus the number of shares of capital stock that have been deferred pursuant to Rogers compensation programs.
<F4>  Messrs. Kosa, Mitchell, Soffer and Wachob own, respectively, 13,747;
      3,380; 13,848 and 38,857 shares included above as to which investment and voting power is shared with spouses.

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the Securities and Exchange Commission on Schedule 13G under the Securities and Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and investment power with respect to the shares listed below.


                                                  Shares
                                               Beneficially     Percent of
Name and Address of Beneficial Owner              Owned          Class(1)
--------------------------------------------------------------------------

Capital Research and Management Company(2)      1,925,200          12.5
333 South Hope Street
Los Angeles, California 90071

Lord, Abbett & Co.                              1,616,779          10.5
90 Hudson Street
Jersey City, New Jersey 07302

Westport Asset Management, Inc.(3)              2,016,100          13.1
253 Riverside Avenue
Westport, Connecticut 06880

<F1>  As of the record date, March 1, 2002.
<F2>  Capital Research and Management Company, a registered investment advisor, has investment power with respect to all of the shares listed above. SMALLCAP World Fund, Inc., an investment company which is advised by Capital Research and Management Company, has sole voting power with respect to 956,800 of the shares listed above. Capital Research and Management Company disclaims beneficial ownership of all such shares.
<F3>  Westport Asset Management, Inc., a registered investment advisor, has sole voting and investment power with respect to 102,400 of the shares listed above, has shared voting power with its affiliate Westport Advisors LLC with respect to 1,495,500 of the shares listed above, and has shared investment power with respect to 1,913,700 of the shares listed above. All shares are held in certain discretionary managed accounts. Westport Asset Management, Inc. disclaims beneficial ownership of all such shares.

Board of Directors

MEETINGS; CERTAIN COMMITTEES

The Rogers board of directors held eight meetings during 2001. The board of directors has five regular committees, including an Audit Committee, a Compensation and Organization Committee and a Nominating and Governance Committee. All directors attended more than 75 percent in the aggregate of the total number of meetings in 2001 of the board and the committees on which each such director served.

The Audit Committee held two formal meetings in 2001. The Audit Committee has functions that include making recommendations with respect to the selection of the independent auditors of Rogers, meeting with the independent auditors to review the scope, accuracy and results of the audit, and making inquiries as to the adequacy of Rogers accounting, financial and operating controls. Dr. Baker is the chairperson of the Audit Committee, with Ms. Kraus and Mr. Paul as members. Each of these individuals is "independent", as defined in the New York Stock Exchange's listing standards. The Audit Committee is governed by a written charter approved by the board of directors. The Audit Committee Report is on the next page.

The Compensation and Organization Committee held five meetings in 2001. This committee has functions that include reviewing the salary system to ensure external competitiveness and internal consistency and reviewing incentive compensation plans to ensure that they continue to be effective incentive and reward systems. The Compensation and Organization Committee also determines the President's compensation and approves or disapproves the President's recommendations with respect to the compensation of executive officers who report to the President. Mr. Jaskol is chairperson of the Compensation and Organization Committee, with Messrs. Diefenthal and Paul as members. This committee's compensation report begins on page 14.

The Nominating and Governance Committee held two meetings in 2001. This committee has functions that include reviewing the qualifications of candidates for director, nominating incumbent directors for reelection, evaluating the performance of the Chief Executive Officer and at least yearly, conducting a review of the performance of the board of directors. Mr. Mitchell is the chairperson of the Nominating and Governance Committee with Mr. Baker and Ms. Kraus as members. The Nominating and Governance Committee will consider nominees recommended by stockholders if such recommendations for director are submitted in writing to the Clerk of Rogers.

DIRECTORS' COMPENSATION

For 2001, each director who was not an employee of Rogers earned an annual retainer of $17,000, plus $1,200 for each board meeting attended and $1,400 or $950 for each committee meeting attended, the amount varying by capacity as chairperson or as a member.

Under the 1998 Stock Incentive Plan, the retainer fee for non-employee directors is paid semi-annually in shares of Rogers capital stock, with the number of shares of stock granted based on its then fair market value. Stock options are also granted to non-employee directors twice a year. In 2001, each such semi-annual stock option grant was for 2,000 shares with an exercise price equal to the fair market value of a share of Rogers capital stock as of the date of grant. Such options are immediately exercisable and expire ten years from the date of grant.

Under Rogers Voluntary Deferred Compensation Plan for Non-Employee Directors, such individuals may defer all or a portion of their annual retainer and meeting fees, regardless of whether such amounts would have been paid in cash or in Rogers capital stock.

Mr. Birkenruth, a former Rogers executive and a member of its board of directors, provided consulting services to Rogers in 2001. He received $16,000 of compensation for such services.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Rogers financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, Rogers independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Rogers accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Rogers including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Rogers internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of Rogers internal controls, and the overall quality of Rogers financial reporting. The Audit Committee held two formal meetings during 2001. Additionally, the Audit Committee participated telephonically in quarterly closing conferences with the independent auditors and management during which financial results and related issues were reviewed and discussed prior to the release of 2001 quarterly results to the public.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and the Board has approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 30, 2001 for filing with the Securities and Exchange Commission. The Audit Committee has recommended and the Board of Directors has approved the selection of Ernst & Young LLP as Rogers independent auditors for fiscal year 2002.

Audit Committee:    Leonard M. Baker, Chairperson
                    Eileen S. Kraus, Member (since April 26, 2001)
                    Robert G. Paul, Member

Executive Compensation

The tables, graph and narrative on pages 8 through 17 of this proxy statement set forth certain compensation information about Rogers Chief Executive Officer and its other four most highly compensated executive officers as of the last completed fiscal year.

SUMMARY COMPENSATION TABLE


                                                                                 Long-Term
                                                                                Compensation
                                                Annual Compensation                Awards
                                        -----------------------------------     ------------
                                                                    Other          Stock            All
                                                                   Annual         Options          Other
Name and Principal                                                 Compen-       (Number of       Compen-
Position                       Year     Salary       Bonus(1)     sation(2)       Shares)        sation(3)
----------------------------------------------------------------------------------------------------------

Walter E. Boomer               2001     $439,816     $             $1,235          40,000         $31,978
President and Chief            2000      400,198      442,462         874          50,000          30,547
 Executive Officer             1999      376,760      419,943         935          60,000          25,413

Robert D. Wachob               2001      255,228                      966          18,000          11,598
Executive Vice President       2000      239,078      215,801         543          50,500          10,742
                               1999      220,190      183,231         577          14,200           6,000

Frank H. Roland                2001      200,366                      114           6,000          15,177
Vice President,                2000      190,828      126,350         101           5,000          18,545
 Finance and CFO               1999      181,746      121,055          52          10,000          16,151

Bruce G. Kosa                  2001      164,712                      487          12,800          11,432
Vice President, Technology     2000      154,272      104,090         159          23,300          11,122
                               1999      145,852       96,836                       3,000           8,118

Robert M. Soffer               2001      151,584                                   10,100          10,636
Vice President and             2000      143,468       92,142                      24,500          10,237
 Treasurer                     1999      133,660       79,948                       4,000           7,775

<F1>  Overall corporate performance did not meet targeted levels for 2001, and as a result, none of the Named Executive Officers earned a bonus for 2001.

      For 2000 and 1999, amounts include bonuses earned pursuant to Rogers Annual Incentive Compensation Plan (the "Annual Incentive Plan") and the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation (the "Enhancement Plan"). A portion of the bonuses earned by Mr. Boomer pursuant to the Annual Incentive Plan were deferred by him and ultimately will be paid to him in shares of Rogers capital stock. The value of such deferrals, at the time of deferral, was $35,600 for 2000 and $191,269 for 1999. Such amounts are included above. The Enhancement Plan was adopted in 1997 to indirectly supplement the retirement benefit provided to senior management. Enhancement Plan payments are made in shares of Rogers capital stock. In general, the bonus under the Enhancement Plan is equal to 10% of the

                   (footnotes continued on following page)




      bonus earned under the Annual Incentive Plan except as increased by an "earnings credit" for bonuses earned before 1996. Payments in capital stock are based on an average closing price of the capital stock. In addition, certain individuals received, over time, retroactive Enhancement Plan related payments for bonuses earned for 1993, 1994 and 1995 and the amounts for 1994 and 1995 are reflected in the table. The next paragraph describes the specific amounts earned under the Enhancement Plan by each of the Named Executive Officers.

      The amounts paid in 2001 under the Enhancement Plan with respect to bonuses earned for 2000 under the Annual Incentive Plan are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Boomer - 1,034shares/$40,550; Mr. Wachob - 466 shares/$18,274; Mr. Roland -
      296 shares/$11,577; Mr. Kosa  - 224 shares/$8,754 and Mr. Soffer   -
      199 shares/$7,799. The amounts paid in July of 2000 under the Enhancement Plan with respect to retroactive payments for the 1995 bonuses are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Wachob - 426 shares/$15,484; Mr. Kosa - 222 shares/$8,053 and Mr. Soffer - 183 shares/$6,626. The amounts paid in February of 2000 under the Enhancement Plan with respect to bonuses earned for 1999 under the Annual Incentive Plan are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Boomer - 1,906 shares/$38,254; Mr. Wachob - 762 shares/$15,271; Mr. Roland -
      550 shares/$11,026; Mr. Kosa - 412 shares/$8,258 and Mr. Soffer - 338 shares/$6,757. Mr. Wachob's 1999 bonus line includes an Enhancement Plan award related to a 1998 bonus as the information was not available at the time the 1999 proxy statement was published. The related number of shares and dollar amount are: 170 and $2,417. The amounts paid in July of 1999 under the Enhancement Plan with respect to retroactive payments for the 1994 bonuses are as follows (for each individual, the number of shares is followed by the dollar amount used to calculate the number of shares): Mr. Wachob - 858 shares/$12,679; Mr. Kosa - 406 shares/$5,978 and Mr. Soffer - 378 shares/$5,575. The valuations in the table are, however, based upon the closing price of the capital stock on February 20, 2001 ($35.75) in the case of payments made for 2000, on July 7, 2000 ($38.50) in the case of retroactive payments made for 1995, on February 2, 2000 ($19.625) in the case of payments made for 1999, on July 6, 1999 ($15.1875) in the case of retroactive payments made for 1994 and on April 26, 1999 ($14.9375) in the case of the payment made for 1998. If an employee disposes of any shares of capital stock received under the Enhancement Plan, then the employee may not be entitled to any future awards under the Enhancement Plan.
<F2>  Excludes perquisites and other personal benefits because the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the individual. All amounts shown reflect the reimbursement of taxes on non-qualified defined benefit pension plan accruals.
<F3>  Amounts shown for 2001 include: (i) Rogers matching contributions to the Rogers Employee Savings and Investment Plan, a 401(k) plan - Messrs. Boomer, Wachob, Roland, Kosa and Soffer each received $4,250,
      (ii) matching contributions under Rogers non-qualified deferred compensation plan for Messrs. Boomer, Wachob, Roland, Kosa and Soffer of $17,800; $7,348; $4,361; $2,569 and $2,000, respectively, (iii)
      Rogers payment of life insurance premiums for Messrs. Boomer, Roland, Kosa and Soffer of $9,928; $6,566; $4,413 and $4,386, respectively and (iv) a patent award for Mr. Kosa of $200. Amounts for 2000 and 1999 include similar matching contributions by Rogers for deferrals made under the 401(k) plan and the non-qualified deferral plan. The amounts shown for 2000 also include relocation expenses for Mr. Roland of $3,889 and a patent award for Mr. Kosa of $200. For Messrs. Boomer and Roland, the 1999 amounts shown also include $5,850 and $5,000, respectively, for relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR


                                        Individual Grants                          Potential Realizable
                     --------------------------------------------------------        Value at Assumed
                                     % of Total                                    Annual Rates of Stock
                     Number of         Options        Exercise                      Price Appreciation
                     Securities      Granted to        Price                        For Option Terms(3)
                     Underlying       Employees         Per        Expiration     ----------------------
Name                 Options(1)     in Fiscal Yr.     Share(2)        Date           5%           10%
---------------------------------------------------------------------------------------------------------

Walter E. Boomer       40,000           14.8%          $34.09       10/23/11      $857,561     $2,173,227

Robert D. Wachob        6,579            2.4%           34.09       10/23/11       141,047        357,442
                       11,421            4.2%           34.09       10/23/11       244,855        620,511

Frank H. Roland         4,516            1.7%           34.09       10/23/11        96,819        245,357
                        1,484            0.5%           34.09       10/23/11        31,816         80,627

Bruce G. Kosa           1,362            0.5%           39.25        2/13/06        14,770         32,637
                          238            0.1%           39.25        2/13/06         2,581          5,703
                        5,200            1.9%           39.25        2/13/06        56,389        124,605
                        6,000            2.2%           34.09       10/23/11       128,634        325,984

Robert M. Soffer        1,000            0.4%           29.70        8/22/06         8,206         18,132
                        1,000            0.4%           29.70        8/22/06         8,206         18,132
                          800            0.3%           29.50        8/31/06         6,520         14,408
                          800            0.3%           29.50        8/31/06         6,520         14,408
                          500            0.2%           38.71        2/14/11        12,172         30,847
                        6,000            2.2%           34.09       10/23/11       128,634        325,984

<F1>  Mr. Boomer's 10/23/01 stock option grant becomes exercisable in one-
      third increments on the second, third, and fourth anniversary dates of the grant. Mr. Wachob's 10/23/01 stock option grant for 6,579 shares becomes exercisable as follows: 1,551 shares on the second anniversary of the grant date; 2,095 shares on the third anniversary of the grant date; and 2,933 shares on the fourth anniversary of the grant date. Mr. Wachob's 10/23/01 stock option grant for 11,421 shares becomes exercisable as follows: 4,449 shares on the second anniversary of the grant date; 3,905 shares on the third anniversary of the grant date; and 3,067 shares on the fourth anniversary of the grant date. Mr. Roland's 10/23/01 stock option grant for 4,516 shares becomes exercisable as follows: 1,258 shares each on the second and third anniversary dates of the grant; and 2,000 shares on the fourth anniversary of the grant date. Mr. Roland's 10/23/01 stock option grant for 1,484 shares becomes exercisable as follows: 742 shares each on the second and third anniversary dates of the grant. Mr. Kosa's stock option grants for 1,362 shares and 238 shares became exercisable on 1/2/02, while 3,400 shares of his stock option grant for 5,200 shares became exercisable on 3/13/01 and the remainder on 1/2/02. Mr. Kosa's 10/23/01 stock option grant for 6,000 shares becomes exercisable in one-third increments on the second, third, and fourth anniversary dates of the grant. On 9/22/01, 80 shares of Mr. Soffer's first stock option grant for 1,000 shares and 920 shares of his second stock option grant for 1,000 shares became exercisable, while the remaining shares of each grant became exercisable on 1/2/02. Mr. Soffer's first stock option grant for 800 shares became exercisable on 1/2/02, while his second stock option grant for 800 shares became exercisable one month after the grant date.

                   (footnotes continued on following page)




      Mr. Soffer's 2/14/01 stock option grant for 500 shares and his 10/23/01 stock option grant for 6,000 shares become exercisable in one-third increments on the second, third, and fourth anniversary dates of the respective grants. Stock option grants made on the same day for the same individual were essentially one grant, but are shown separately since a portion of the total amount was an incentive stock option and a portion was a non-qualified stock option. If combined, the related vesting schedules would, in general, follow Rogers more traditional patterns. Messrs. Kosa and Soffer received some of their stock option grants pursuant to the Rogers stock option reload program. The exercise schedules may change in the event of death, retirement or a change in control of Rogers, in which case the stock options become immediately exercisable in full. All stock options may expire earlier than the date listed due to termination of employment, death, or retirement.
<F2>  The exercise price of all of these stock options was based on the fair market value of a share of Rogers capital stock as of the grant date.
<F3>  Potential realizable value is based on an assumption that the Rogers stock price appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the stock option term. THE HYPOTHETICAL FUTURE VALUES REFLECTED IN THIS TABLE REPRESENT ASSUMED RATES OF APPRECIATION ONLY. THESE RATES ARE SET BY THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES AND STOCK HOLDINGS ARE DEPENDENT ON MANY FACTORS, INCLUDING BUT NOT LIMITED TO, THE FUTURE PERFORMANCE OF ROGERS STOCK AND OVERALL STOCK MARKET CONDITIONS. THERE CAN BE NO ASSURANCE THAT THE AMOUNTS REFLECTED IN THIS TABLE WILL BE ACHIEVED.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES


                                                                                         Value of Unexercised
                     Number of                               Number of                       In-The-Money
                      Shares                            Unexercised Options                   Options at
                     Acquired                           at Fiscal Year-End                  Fiscal Year-End(2)
                       Upon           Value        -----------------------------     -----------------------------
Name                 Exercise      Realized(1)     Exercisable     Unexercisable     Exercisable     Unexercisable
------------------------------------------------------------------------------------------------------------------

Walter E. Boomer                    $                145,004          154,996        $1,799,375        $945,425
Robert D. Wachob                                     185,500           28,000         2,500,332         140,250
Frank H. Roland                                       16,667           24,333           289,168         204,332
Bruce G. Kosa         13,800         352,410          47,600           13,400           360,430          28,050
Robert M. Soffer       9,600         254,377          58,746           12,134           608,457          26,906

<F1>  Defined as the difference between the fair market value of the capital stock and the exercise price of the stock option at time of exercise.
<F2>  Defined as the difference between the closing price of the capital stock at fiscal year-end and the exercise price of the option. An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option at the measurement date.

RETIREMENT PLANS

The Pension Plan Table below reflects estimated annual benefits payable at age 65, the normal retirement age at various compensation levels and years of service pursuant to Rogers non-contributory defined benefit pension plans for domestic salaried employees.


Annual Pension Benefits(1)(2)

                                                           Years of Service
Final Average     --------------------------------------------------------------------------------------------------
Earnings(3)       5 years     10 years     15 years     20 years     25 years     30 years     35 years     40 years
--------------------------------------------------------------------------------------------------------------------

  $125,000        $10,200     $20,400      $ 30,590     $ 40,790     $ 50,990     $ 61,190     $ 64,310     $ 67,440
   150,000         12,390      24,770        37,160       49,540       61,930       74,310       78,060       81,810
   175,000         14,570      29,150        43,720       58,290       72,860       87,440       91,810       96,190
   200,000         16,760      33,520        50,280       67,040       83,800      100,560      105,560      110,560
   225,000         18,950      37,900        56,840       75,790       94,740      113,690      119,310      124,940
   250,000         21,140      42,270        63,410       84,540      105,680      126,810      133,060      139,310
   275,000         23,320      46,650        69,970       93,290      116,610      139,940      146,810      153,690
   300,000         25,510      51,020        76,530      102,040      127,550      153,060      160,560      168,060
   325,000         27,700      55,400        83,090      110,790      138,490      166,190      174,310      182,440
   350,000         29,890      59,770        89,660      119,540      149,430      179,310      188,060      196,810
   375,000         32,070      64,150        96,220      128,290      160,360      192,440      201,810      211,190
   400,000         34,260      68,520       102,780      137,040      171,300      205,560      215,560      225,560
   425,000         36,450      72,900       109,340      145,790      182,240      218,690      229,310      239,940

<F1>  Benefits are calculated on a single life annuity basis.
<F2>  Federal law limits the amount of benefits payable under tax qualified plans, such as the Rogers Corporation Defined Benefit Pension Plan. Rogers has adopted a non-qualified retirement plan for the payment of amounts to all plan participants who may be affected by such limitations. In general, the total pension benefit due an individual will be actuarially equivalent to the amount calculated under Rogers qualified pension plan as if such federal benefit limitations did not exist. Accordingly, the benefits shown have not been reduced by such limitations.
<F3>  Final average earnings is the average of the highest consecutive five of the last ten years' annual earnings as of June 1 of each year. Covered compensation includes only salary. The five-year average earnings for such individuals, other than Mr. Roland, and their estimated years of credited service are: Mr. Boomer, $384,129 and 5 years; Mr. Wachob, $226,959 and 19 years; Mr. Kosa, $147,696 and 39 years and Mr. Soffer, $136,417 and 23 years. In the case of Mr. Roland, earnings for calculating his pension would currently be based on average earnings of $193,102 and four years of service.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

This report is submitted by the Compensation and Organization Committee of the Rogers Corporation Board of Directors. This committee report describes the components of Rogers executive officer compensation programs for 2001 and the basis on which compensation determinations were made with respect to the executive officers of Rogers.

Compensation and Organization Committee Interlocks and Insider
Participation
Rogers executive compensation program is administered by the Compensation and Organization Committee of the Board of Directors, composed of three independent non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The committee members are: Leonard R. Jaskol (chairperson of the committee), Edward L. Diefenthal, and Robert G. Paul.

Philosophy
The executive compensation philosophy is to align such compensation with the long-term success of Rogers and increases in stockholder value, and to attract, retain, and reward executive officers whose contributions are critical to the long-term success of Rogers. The guiding principles for compensation decisions are to:

* Provide a competitive total annual cash compensation package that targets the 50th percentile of a broad spectrum of manufacturing companies from a wide range of industries to enable Rogers to attract and retain executives. Key elements of the executive compensation program are base salary and the possibility of a bonus under the Annual Incentive Compensation Plan.

* Integrate compensation with the achievement of annual objectives and long-term goals.

* Reward officers for above average corporate performance, and individual initiative and achievement.

* Create long-term incentives that are consistent with the interests of stockholders, primarily through stock option grants.

Base Salaries
The committee reviews salaries for positions with similar responsibilities in the marketplace from a broad spectrum of manufacturing companies in a wide range of industries through published national executive compensation survey data.

Salary adjustments are determined by considering merit increases generally being offered in the aforementioned marketplace, achievement of annual financial and other objectives by Rogers and the business units or functions for which the executive officer is responsible, the overall performance of the executive officer, and any changes in the executive officer's responsibilities. None of these factors are assigned a specific weighted value. The committee allows the factors to change to adapt to various individual, business, economic, and marketplace conditions as they arise. The committee is responsible for approving recommendations for salary increases made by the President for the executive officers that report to him.

Annual Bonuses
The Annual Incentive Compensation Plan has target bonuses of 50% of base salary for the President, and between 20% and 40% for the other executive officers, including the other Named Executive Officers. Subject to an overall corporate percentage of pre-tax profit limitation, actual bonuses may vary from 0% to 200% of the target bonuses depending on performance relative to plan. These amounts are determined by the performance of Rogers (Net Income Per Share) and each division (Division Profit) versus the annual objectives. In general, the broader the responsibility of the executive, the larger the portion of his or her award which is based upon corporate, rather than divisional results; the corporate portion is 100% for the Named Executive Officers. For fiscal 2001, overall corporate performance did not meet targeted levels and, as a result, none of the Named Executive Officers received a bonus.

In 1997, Rogers conducted a number of studies and concluded that its retirement benefit for senior executives was not competitive. Therefore, the Long-Term Enhancement Plan for Senior Executives of Rogers Corporation was established to supplement the retirement benefits of such individuals. Enhancement payments are made in stock of Rogers and are equal to 10% of the bonuses, if any, described in the preceding paragraph.

Stock Options
Each year, the committee considers awards of stock options to key personnel. Stock options are Rogers primary long-term incentive vehicle. Until recently, all senior management personnel, including executive officers, have been granted stock options annually. Other selected personnel are granted options from time to time. The number of options awarded to an executive officer is based on the individual's level in the organization, the same performance criteria used to determine salary adjustments, the number of shares granted in prior years and the total number of shares available for grants. The committee does not assign specific weights to these criteria. In recent years, executive officers with more than five years of service with Rogers received very few regular stock option grants on an overall basis. This was not due to the performance of such individuals, but instead has been strictly due to an overall limitation imposed by the committee on the number of Rogers stock options that should be outstanding at any one time. Such individuals could, however, participate in a stock option reload program if the individual owned a certain amount of Rogers stock. Options generally have an exercise price equal to at least the fair market value of the Rogers stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant, while grants made pursuant to the reload program vest and expire over shorter periods of time. Termination of employment because of retirement, or for other reasons, may shorten the vesting schedule and expiration date.

In fiscal 2001, stock options for a total of 270,809 shares were granted to employees, of which 86,900 shares were granted to the Named Executive Officers and 6,000 shares were granted to all other executive officers.

Stock Ownership
In 1998, Rogers established stock ownership guidelines for senior executives. Such guidelines state that senior executives are expected to own one times their annual salary in Rogers stock after approximately six years in a senior executive position, and two times their annual salary in Rogers stock by the tenth year. To encourage stock ownership, Rogers previously adopted the aforementioned stock compensation programs and in 1999 the board of directors approved a new non-qualified deferred compensation plan. This program allows participants to defer compensation and, ultimately, receive Rogers stock instead of cash.

Chief Executive Officer Compensation
In February of 2001, the committee approved a two-year salary increase of $44,616 (11%) for Mr. Boomer. National survey data from a broad spectrum of manufacturing companies from a wide range of industries was considered, but the decision was weighted heavily by his previous salary level and his continued contributions to Rogers success. A two-year increase, rather than the traditional annual increase, was approved to reflect the committee's philosophy that the CEO have more of a long-term than a short-term influence on Rogers. Reviewing his salary every two years gives the committee a better time frame for that evaluation and salary determination than every year. In February 2002, Mr. Boomer requested and the committee approved a salary decrease of $22,308. This eliminates the second year of Mr. Boomer's two-year increase and is consistent with a 2002 salary freeze which was implemented for other executives. He also received a stock option for 40,000 shares of Rogers stock exercisable at $34.09 per share, the fair market value of such stock as of the grant date. This grant was based on the aforementioned stock option criteria. Mr. Boomer earned no bonus for 2001 because Rogers failed to achieve its bonus targets.

Compliance with Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement and who are employed on the last day of Rogers taxable year to $1 million, unless certain requirements are met. The committee has considered the impact of this tax code provision and has determined that there is little likelihood that Rogers would pay any amounts in 2002 that would result in the loss of a Federal tax deduction under Section 162(m). Accordingly, the committee has not recommended that any special actions be taken or any plans changed at this time.

Compensation and Organization Committee:   Leonard R. Jaskol, Chairperson
                                           Edward L. Diefenthal, Member
                                           Robert G. Paul, Member

PERFORMANCE GRAPH

The following graph compares the cumulative total return on Rogers capital stock over the past five fiscal years with the cumulative total return on the Standard & Poor's Industrials Index (S&P Industrials), the J P Morgan H&Q Technology Stock Index (J P Morgan H&Q Technology) and the S&P SmallCap 600 Electronic Equipment & Instruments Index (S&P 600 Electr Eqp & Instru). Since the S&P SmallCap 600 Electronic Equipment & Instruments Index now includes Rogers, it has been selected to replace the J P Morgan H&Q Technology Stock Index as the new "Peer Group Index". The performance of the J P Morgan H&Q Technology Stock Index is presented for comparative purposes as required by applicable securities regulations and will not be provided in the future. Cumulative total return is measured assuming an initial investment of $100 on December 29, 1996 and the reinvestment of dividends as of the end of Rogers fiscal years.

Comparison of Five-Year Cumulative Total Return




Fiscal Year Ends                12/29/96     12/28/97     1/3/99     1/2/00     12/31/00     12/30/01
-----------------------------------------------------------------------------------------------------

ROGERS CORPORATION                $100         $139        $111       $142        $304         $227
S&P INDUSTRIALS                    100          124         172        144         127          114
J P MORGAN H&Q TECHNOLOGY          100          110         180        401         260          183
S&P 600 ELECTR EQP & INSTRU        100          103          77        135         120           95

Termination of Employment and Change of Control Arrangements

Rogers severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance and certain other benefits for employees whose employment has been involuntarily terminated. The number of weeks of salary and benefits continuance is based on length of service. The policy may be amended, modified or terminated at any time by Rogers, except in the case of the executive officers of Rogers as of November 1991. Such officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time each such individual's employment terminates. The right of executive officers to make such an election may be cancelled by Rogers on three years notice. Messrs. Wachob and Soffer each would be entitled to 78 weeks of salary and benefit continuance upon termination of employment covered by the policy in effect in November 1991. In the case of Mr. Boomer, if employment is terminated by Rogers, other than for cause, severance pay will equal one year of annual base salary including all employee benefits.

The board of directors determined that it would be in the best interests of Rogers to ensure that the possibility of a change in control of Rogers would not interfere with the continuing dedication of Rogers executive officers to their duties to Rogers and its stockholders. Toward that purpose, Rogers has agreements with all current elected officers of Rogers, including the Named Executive Officers, which provide certain severance benefits to them in the event of a termination of their employment during a 36 month period following a change in control, as defined in the agreements. The initial term of each agreement is three years and the term is automatically extended for additional one-year periods each anniversary date of the agreements, unless either party objects to such extension. If within a 36 month period following a change in control, an executive's employment is terminated by Rogers without cause, as defined in the agreements, or if such executive resigns in certain specified circumstances, then, provided the executive enters into a two-year non-competition agreement with Rogers, the executive is generally entitled to the following severance benefits: (i) twice his annual base salary plus bonus; (ii) two years of additional pension benefits; and (iii) the continuation of health and life insurance plans and certain other benefits for up to two years. The agreements provide that severance and other benefits be reduced to an amount so that such benefits would not constitute so-called "excess parachute payments" under applicable provisions of the Internal Revenue Code of 1986.

Audit Matters

We expect representatives of Ernst & Young LLP, Rogers independent auditors selected as the independent auditors for the fiscal years ending December 30, 2001, and December 29, 2002, to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Audit Fees: Ernst & Young LLP fees for the 2001 annual audit were $189,000.

Financial Information and System Design and Implementation Fees: No Ernst & Young LLP fees were billed for financial information design and implementation services rendered during 2001.

All Other Fees: Ernst & Young LLP fees for all other services rendered during 2001 were $624,000, including audit related services of $499,000 and non-audit related services of $125,000. Audit related services generally include fees for pension and statutory audits, business acquisitions and accounting consultations.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers executive officers and directors, and persons who own more that 10% of Rogers capital stock, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required to furnish Rogers with copies of all Forms 3, 4 and 5 they file.

Based solely on Rogers review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Form 5s for specified fiscal years, Rogers believes that all of its executive officers and directors complied with all Section 16(a) filing requirements applicable to them during Rogers fiscal year ended December 30, 2001.

Proposals of Stockholders

Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by Rogers on or before November 18, 2002, for inclusion in Rogers proxy statement and form of proxy. Proposals of stockholders received after February 3, 2003, will not be considered timely and may not be presented at the 2003 Annual Meeting of Stockholders.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses.

"Householding" of Proxy Materials

In December of 2000, the Securities and Exchange Commission adopted new rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Rogers Corporation stockholders will be "householding" proxy materials. As indicated in the notice previously provided by these brokers to such stockholders, a single proxy statement and an annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once a stockholder has received notice that the broker will be "householding," "householding" will continue until the stockholder is notified otherwise or until the stockholder has revoked consent by notifying the broker. If, at any time, a stockholder no longer wishes to participate in "householding" and would prefer to receive a separate proxy statement and annual report, the stockholder should either notify the broker, send a written request to Rogers Corporation, Treasury Department, One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188 or contact David Heilemann at (860) 779-5567.

Stockholders who currently receive multiple copies of the Rogers
Corporation proxy statement and annual report from their broker and would like to request "householding" of such information should contact their broker.

[LOGO] ROGERS
       CORPORATION

One Technology Drive
P. O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEBSITE:
http://www.rogerscorporation.com

                               REVOCABLE PROXY
                             ROGERS CORPORATION
                       ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 25, 2002

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

      The undersigned hereby appoints JAMES M. RUTLEDGE and ROBERT M. SOFFER, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April 25, 2002 at 10:30 a.m. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

1. FIXING THE BOARD OF DIRECTORS AT NINE AND ELECTING DIRECTORS. To fix the number of persons constituting the full board of directors at nine and to elect the following nominees as directors (except as marked to the contrary below):

        [ ] For      [ ] Withhold      [ ] For All Except

Leonard M. Baker, Harry H. Birkenruth, Walter E. Boomer,
Edward L. Diefenthal, Gregory B. Howey, Leonard R. Jaskol,
Eileen S. Kraus, William E. Mitchell and Robert G. Paul.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------------------------------------------
      THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR,
WHERE NO DIRECTION IS GIVEN, WILL BE VOTED TO FIX THE BOARD AT NINE AND TO ELECT THE NOMINEES AS DIRECTORS, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

 Please be sure to date and sign    --------------------------
  this Proxy in the box below.      Date                      |
 -------------------------------------------------------------|
|                                                             |
|                                                             |
|---Stockholder sign above----Co-holder (if any) sign above---|

Detach above card, date, sign and mail in postage paid envelope provided.

                             ROGERS CORPORATION

Please sign exactly as your name(s) appear(s) on this proxy card. When signing in a representative capacity, please give full title.

As a stockholder, you are entitled to vote at this year's Annual Meeting of Stockholders and are encouraged to do so by signing, dating and returning this proxy card as soon as possible.

                             PLEASE ACT PROMPTLY
                   DATE, SIGN & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.

_______________________________

_______________________________

_______________________________

                               REVOCABLE PROXY
                             ROGERS CORPORATION (RESIP)
                       ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 25, 2002

[X] PLEASE MARK VOTE AS IN THIS EXAMPLE

      The undersigned hereby appoints JAMES M. RUTLEDGE and ROBERT M. SOFFER, and each of them, acting singly, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Rogers Corporation to be held on April 25, 2002 at 10:30 a.m. in the Boardroom on the 26th floor of Fleet Bank, 777 Main Street, Hartford, Connecticut, and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

1. FIXING THE BOARD OF DIRECTORS AT NINE AND ELECTING DIRECTORS. To fix the number of persons constituting the full board of directors at nine and to elect the following nominees as directors (except as marked to the contrary below):

        [ ] For      [ ] Withhold      [ ] For All Except

Leonard M. Baker, Harry H. Birkenruth, Walter E. Boomer,
Edward L. Diefenthal, Gregory B. Howey, Leonard R. Jaskol,
Eileen S. Kraus, William E. Mitchell and Robert G. Paul.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write that nominee's name in the space provided below.

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      THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR,
WHERE NO DIRECTION IS GIVEN, WILL BE VOTED TO FIX THE BOARD AT NINE AND TO ELECT THE NOMINEES AS DIRECTORS, AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

 Please be sure to date and sign    --------------------------
  this Proxy in the box below.      Date                      |
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|---Stockholder sign above----Co-holder (if any) sign above---|

Detach above card, date, sign and mail in postage paid envelope provided.

                             ROGERS CORPORATION

      This proxy is evidence of your ownership of Rogers Corporaion Capital Stock through the Rogers Employee Savings and Investment Plan (RESIP) held by the Trustee, CIGNA Bank & Trust Company, FSB.

      As a stockholder, you are entitled to vote at this year's Annual Meeting of Stockholders and are encouraged to do so by signing, dating and returning this proxy card as soon as possible.

                             PLEASE ACT PROMPTLY
                   DATE, SIGN & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY CARD IN THE ENVELOPE PROVIDED.

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